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Conference Call
Carrier1's
Third Quarter 2001 Results

Wednesday, November 14th, 2001

        15.00 (Middle European Time)
        14.00 (UK time)
        09.00 (North America Eastern Standard Time)
        06.00 (North America Pacific Standard Time)

We are pleased to invite you to participate in a conference call on Carrier1's third quarter results of 2001. Mike McTighe, President and CEO and Alex Schmid, CFO, will present a financial review of the 3rd quarter and the nine months of 2001.

The call will be held on Wednesday, November 14th, at the above-mentioned hours.

Please call:    020-8240-8245     from UK
        or 020-8240-8246
        +44-20-8240-8245  for international calls
        or +44-20-8240-8246
        +1 800-491-3127   from North America

                          and quote "Carrier1 3rd Quarter Results"

If you miss the call, you can listen to an instant replay by calling:

        020-8288-4459     access code 631 252       from UK
        +44-20-8288-4459  access code 631 252       for international calls
        +1 800 625-5288   access code 133 4865      from North America


This replay will be available for 5 working days and webcast on www.carrier1.com.
For any questions please call Helene Baril at +41-1-297-2615 or e-mail at helene.baril@carrier1.com